Exhibit 24.1

POWER OF ATTORNEY

I hereby appoint Millard Drexler, Stuart Haselden and Jennifer Meeker my true and lawful attorneys-in-fact, each with full power to act without the other and each with full power of substitution, to sign on my behalf, as an individual and in the capacity stated below, and to file the Annual Report on Form 10-K of J.Crew Group, Inc. for its fiscal year ended February 2, 2013 and any amendment that such attorney-in-fact may deem appropriate or necessary. I further grant unto such attorneys and each of them full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing as fully as I might do.

IN WITNESS WHEREOF, I have executed this power of attorney as of the 12th day of March, 2013.

Signature:	/s/ MILLARD DREXLER
Print Name:	Millard Drexler
Title:	Director

Signature:	/s/ JAMES COULTER
Print Name:	James Coulter
Title:	Director

Signature:	/s/ JOHN DANHAKL
Print Name:	John Danhakl
Title:	Director

Signature:	/s/ JONATHAN SOKOLOFF
Print Name:	Jonathan Sokoloff
Title:	Director

Signature:	/s/ STEPHEN SQUERI
Print Name:	Stephen Squeri
Title:	Director

Signature:	/s/ CARRIE WHEELER
Print Name:	Carrie Wheeler
Title:	Director